As filed with the Securities and Exchange Commission on December 10, 2018

Registration No. 333-228357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTIMIZERX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7389	26-1265381
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Water Street, Suite 200 Rochester, MI 48307 (248) 651-6568
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Spring Valley Solutions, LLC

4955 S. Durango Rd. Ste. 165.

Las Vegas, NV 89113

(702) 982-5686

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark Stein, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

Telephone: (617) 341-7700

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste 165

Las Vegas, NV 89113

Telephone: (702) 982-5686

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2018

PROSPECTUS

OptimizeRx Corporation

$40,000,000

 Common Shares
Preferred Shares
Debt Securities
Warrants
Units
and
2,103,702 Common Shares Offered by the Selling Shareholder

We may offer and sell from time to time common shares, preferred shares, debt securities, warrants or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed $40,000,000.

In addition, the selling shareholder named in this prospectus (the “selling shareholder”) may from time to time offer and sell up to 2,103,702 of our common shares. The selling shareholder may offer and sell our common shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholder may conduct sales of our common shares. We will not receive any proceeds from any sale of these common shares by the selling shareholders.

Each time we or the selling shareholder offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common shares are listed on the Nasdaq Capital Market under the symbol “OPRX.” On December 10, 2018, the last reported sale price of our common shares on the Nasdaq Capital Market was $14.90 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2018

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “OptimizeRx Corporation” or the “Company,” “Registrant,” “we,” “our,” “ours,” “us” or similar terms refer to OptimizeRx Corporation, together with its subsidiaries, and, where the context requires, our predecessor entities.

OptimizeRx Corporation

We are a leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharmaceutical companies to communicate with healthcare providers. Our cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education and critical clinical information. Our network is comprised of leading EHR platforms and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care.

Our address 400 Water Street, Suite 200 Rochester, MI 48307. Our telephone number at this address is (248) 651-6568. Our principal website is https://optimizerx.com/. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $40,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling shareholder named in this prospectus may sell, from time to time, up to 2,103,702 of our common shares. Each time that we or the selling shareholders offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at ir.smartm.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common shares. We have included our website address in this prospectus solely as an inactive textual reference.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 2, 2018, August 7, 2018 and November 5, 2018, respectively;
●	Current Reports on Form 8-K or 8-K/A, as the case may be, filed with the SEC on December 10, 2018, October 17, 2018, September 14, 2018, March 27, 2018 and February 2, 2018; and
●	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2018, including any amendment or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 8.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (248) 651-6568 or by writing to us at the following address:

OptimizeRx Corporation
400 Water Street, Suite 200

Rochester, MI 48307

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. We will not receive any proceeds from any shares sold by the selling shareholder.

Selling Shareholder

We have prepared this prospectus to allow the selling shareholder or its transferees to sell or otherwise dispose of, from time to time, up to 2,103,702 common shares. On or about September 24, 2015, the selling shareholder, through a subsidiary company, made a strategic investment in our company and presently owns approximately 18% of the common shares in our company.

At the time of the investment, we entered into an Investor Rights Agreement, which provides, among other things, demand registration rights for its securities, inspection rights over our books and records, observer rights to attend and observe our director meetings, a seat on our board of directors, budget review of our financial plans, right of first refusal in the event we issue new securities and special board approval for certain matters.

WPP has not demanded registration; we have chosen to register these shares on behalf of the selling shareholder.

Also at the time of the investment, we amended and restated an existing Co-Marketing Agreement with Grey Healthcare Group, LLC (“GHG”) an affiliate of WPP. This agreement was amended to give the GHG the option to receive all or part of the compensation due under the agreement in our common shares. In March of 2018, we issued 100,000 shares of our common stock to a subsidiary of WPP related to the finalization and termination of the agreement.

The following table sets forth the activity between us and WPP in 2017 and 2016.

	2017	2016
Total billings to WPP Agencies	$3,554,168	$2,613,942
Revenue recognized from WPP Agencies	$3,696,214	$1,542,411
Accounts receivable from WPP Agencies	$1,173,614	$1,108,585
Rebates given to WPP Agencies	$33,249	$24,519
Marketing services purchased from WPP Agencies	$54,762	$190,686
Accounts payable to WPP Agencies	$-	$12,600
Revenue share expense recorded to WPP Agencies	$401,596	$177,372
Revenue share expenses owed to WPP Agencies	$447,670	$127,458

The table below presents information regarding the selling shareholder and the common shares that they may sell or otherwise dispose of from time to time under this prospectus. Percentages of beneficial ownership are based upon 12,014,185 common shares issued and outstanding as of December 10, 2018. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of December 10, 2018. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

We do not know when or in what amounts the selling shareholder may sell or otherwise dispose of the shares covered hereby. We currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the shares by them other than the registration rights agreement described above. The selling shareholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. For purposes of determining the beneficial ownership of the selling shareholder after this offering, we have assumed that all of the shares covered hereby have been sold pursuant to the registration statement of which this prospectus forms a part.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
WPP Luxembourg Gamma Three S.a r.l.	2,103,702	2,103,702	—	—

Description of SHARE CAPITAL

General

Our authorized capital stock consists of 166,666,667 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 10, 2018, there were 12,014,185 shares of our common stock issued and outstanding and 0 shares of our preferred stock issued and outstanding.  Our Board of Directors approved a one for three reverse stock split that became effective May 14, 2018. The effects of this reverse split have been retroactively reflected in this registration statement.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(8)	Any other relative rights, preferences and limitations of that series.

Registration Rights

On May 2, 2018, we entered into a registration rights agreement with certain investors pursuant to which we agreed to register for resale the 1,666,669 shares of common stock (the “Registrable Securities”) acquired by the investors in an offering that closed on May 4, 2018. Pursuant to the Registration Rights Agreement, we agreed to use our reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale of the Registrable Securities within 30 days following the close of the offering and to use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than 90 days following the close of the offering.

We filed a registration statement covering these shares in a post-effective amendment to Form S-1 on Form S-3, filed with the SEC on July 3, 2018.

Investor Rights Agreement

On September 24, 2015, we entered into an Investor Rights Agreement with WPP Luxembourg (the “Rights Agreement”), pursuant to which we agreed to the following:

●	Demand Registration Rights. We granted the Investor registration rights for the 2,003,702 acquired from us and any securities acquired in connection with an Amended and Restated Co-Marketing Agreement after a period of two years.

●	Inspection Rights. So long as the Investor owns not less than 25% of the Shares, we granted the Investor an annual right to inspect our books and records.
●	Observer Rights. So long as the Investor owns not less than 25% of the Shares, we will allow the Investor to choose a representative to attend our board meetings as a nonvoting observer.
●	Board Seat. So long as the Investor owns not less than 25% of the Shares, we agreed to appoint a nominee of the Investor as a member of our board of directors. We also agreed to a five member Board of Directors provided that it is not prohibited by the rules and regulations of an exchange that we trade on. We also agreed to enter into an Indemnity Agreement with the nominee.
●	Budget Review. So long as the Investor owns not less than 25% of the Shares, we agreed to review our budget plans with the Investor’s nominee prior to submission to the Board of Directors, at the request of the Investor.
●	Right of First Refusal. We agreed that, in the event that it proposes to sell new securities, we will first offer such new securities to the Investor.
●	Special Approval Matters. So long as the Investor owns not less than 25% of the Shares, and provided that it is not prohibited by the rules and regulations of an exchange that we trades on, we agreed that 80% Board approval will be required for certain decisions, including:

o	the incurrence of any indebtedness in excess of $1.5 million in the aggregate during any fiscal year;
o	the sale, transfer or other disposition of all or substantially all of our assets;
o	the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $1.5 million in the aggregate during any fiscal year;
o	capital expenditures in excess of $1.5 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $1.5 million in the aggregate during any fiscal year;
o	making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity;
o	the commencement or settlement of any lawsuit, arbitration or other legal proceeding related to our intellectual property or involving an amount in controversy greater than $1.5 million; and
o	the issuance of new securities, except for securities issued under an equity incentive plan and any issuance of Common Stock to vendors, advisors, financial institutions, suppliers or joint venturers that do not exceed, individually or in the aggregate 5% of the issued and outstanding capital stock of the Company.

WPP has not demanded registration; we have chosen to register these shares on behalf of the selling shareholder.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have no outstanding warrants to purchase our securities.

Options

We had options outstanding to purchase 1,444,464 shares of our common stock at a weighted average exercise price of $3.62 as of September 30, 2018.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently traded on the Nasdaq Capital Market under the trading symbol “OPRX.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Empire Stock Transfer, 1859 Whitney Mesa Dr, Henderson, NV 89014, telephone: (702) 974-1444.

Description of Debt Securities

Any debt securities we may issue will constitute either senior or subordinated debt of our company. Any debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and a trustee we will designate, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, preferred shares, common shares or any combination of such securities.

Plan of Distribution

We and/or the selling shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	to or through underwriters or dealers;
●	in short or long transactions;
●	in one or more block transactions;
●	in ordinary brokerage transactions or transactions in which a broker solicits purchases;
●	in a pledge of the securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of the securities by such pledges or secured parties;
●	through one or more exchanges or over the counter market transactions;
●	through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
●	through the writing of options, whether the options are listed on an options exchange or otherwise;
●	through distributions to creditors and equityholders or the selling shareholders;
●	directly to a limited number of purchasers or to a single purchaser;
●	through agents; and/or
●	through a combination of any of these methods of sale.

To the extent necessary, the prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any selling shareholder;
●	the name or names of any underwriters, dealers or agents;
●	the purchase price of such securities and the proceeds to be received by us, if any;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholder, if applicable, use underwriters or broker-dealers in the sale, the securities will be acquired by the underwriters or broker-dealers, as applicable, for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;
●	at a fixed public offering price or prices, which may be changed;
●	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholder, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholder, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The selling shareholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling shareholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common shares. The third parties also may use shares of the common shares received under those sale, forward sale or derivative arrangements or shares of the common shares pledged by the selling shareholder or borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of our common shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of the securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling shareholders. The selling shareholder may also sell securities short and redeliver securities to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling shareholders also may loan or pledge the securities, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or the selling shareholders’ securities or in connection with the offering of other securities not covered by this prospectus.

Each series of securities other than the common shares, which is listed on the Nasdaq Capital Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common shares, may or may not be listed on a national securities exchange.

Experts

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our Common Stock.

Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have presented their respective reports with respect to our audited financial statements. The reports of Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP are included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee		$9,065.18
FINRA filing fee		*
Printing		*
Legal fees and expenses (including Blue Sky fees)		*
Transfer agent and trustee fees		*
Rating agency fees		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	Not presently known.

Item 15.	Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”)[1]
3.2	Amended and Restated Bylaws of the Company[2]
3.3	Certificate of Designation, filed on September 5, 2008 with the Secretary of State of the State of Nevada by the Company[1]
3.4	Certificate of Designation, filed on June 3, 2010 with the Secretary of State of the State of Nevada by the Company[3]
5.1	Opinion of The Doney Law firm with Consent to use[11]
10.2	Securities Purchase Agreement[5]
10.3	Registration Rights Agreement[5]
10.4	Investor Agreement[5]
10.5	Warrant Agreement[6]
10.6	Warrant Agreement[6]
10.7	Stock Purchase Agreement, dated September 24, 2015[7]
10.8	Investor Rights Agreement, dated September 24, 2015[7]
10.9	Indemnity Agreement, dated September 24, 2015[7]
10.16	Purchase Agreement, dated May 2, 2018[8]
10.17	Registration Rights Agreement, dated May 2, 2018[8]
10.18	Amendment to Employment Agreement with William Febbo, dated September 10, 2018[9]
10.19	Amendment to Employment Agreement with Miriam Paramore, dated September 10, 2018[9]
10.20	Amendment to Employment Agreement with Terry Hamilton, dated September 10, 2018[9]
10.21	Amendment to Employment Agreement with Doug Baker, dated September 10, 2018[9]
10.22	Stock Purchase Agreement, dated October 17, 2018[10]
21.1	List of Subsidiaries**
23.1	Consent of KLJ & Associates**
23.2	Consent of Sadler, Gibb & Associates, LLC**

1	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 12, 2008.
2	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on July 16, 2010.
3	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 11, 2010.
4	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 20, 2013.
5	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 18, 2014.
6	Incorporated by reference to the Form S-1/A filed by the Company with the Securities and Exchange Commission on May 12, 2014.
7	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 30, 2015.
8	Incorporated by reference to the Form 10-Q, filed by the Company with the Securities and Exchange Commission on May 2, 2018.
9	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 14, 2018.
10	Incorporated by reference to the Form 8-K,, filed by the Company with the Securities and Exchange Commission on October 17, 2018.

11	Incorporated by reference to the Form S-3, filed by the Company with the Securities and Exchange Commission on November 13, 2018.

**Provided herewith

Item 17.	Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act 4 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)   The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of Michigan on December 10, 2018.

OptimizeRx Corporation

By:	/s/ William Febbo
William Febbo Chief Executive Officer, Principal Executive Officer and Director

OptimizeRx Corporation

By:	/s/ Doug Baker
Doug Baker Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ William Febbo
William Febbo
Title:	Chief Executive Officer, Principal Executive Officer and Director
Date:	December 10, 2018

By:	/s/ James Lang
James Lang
Title:	Chairman and Director
Date:	December 10, 2018

By:	/s/ Lynn Vos
Lynn Vos
Title:	Director
Date:	December 10, 2018

By:	/s/ Gus D. Halas
Gus D. Halas
Title:	Director
Date:	December 10, 2018

By:	/s/ Patrick Spangler
Patrick Spangler
Title:	Director
Date:	December 10, 2018

By:	/s/ Bryan Archambault
Bryan Archambault
Title:	Director
Date:	December 10, 2018

By:	/s/ Doug Baker
Doug Baker
Title:	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Date:	December 10, 2018